Exhibit 99.1

NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT:	Chris L. Nines
(512) 433-5210
FORESTAR GROUP INC. REPORTS
THIRD QUARTER 2009 RESULTS
     AUSTIN, TEXAS, November 4, 2009—Forestar Group Inc. (NYSE: FOR) today reported third quarter 2009 net income of $19.5 million, or $0.54 per diluted share, compared with third quarter 2008 net income of $0.9 million, or $0.02 per diluted share. Third quarter 2009 results include a gain of $0.45 per diluted share, after-tax, from the sale of about 20,000 acres of HBU timberland for approximately $39.5 million.
     “We had a good quarter and continued to make significant progress executing our strategy and near-term strategic initiatives, which we believe will enhance shareholder value,” said Jim DeCosmo, president and chief executive officer of Forestar Group. “Third quarter highlights include:
•	Selling 20,000 acres of HBU timberland in Georgia for approximately $39.5 million

•	Receiving $20.3 million in reimbursements from special public improvement districts

•	Leasing 10,795 net mineral acres for $15.8 million

•	Reducing investment in real estate development and lowering costs by $58.8 million YTD 3rd Qtr. 2009

•	Reducing debt $13 million during 3rd Qtr. 2009, and $124 million since 1st Qtr. 2009
     Forestar manages its operations through three business segments:
▪	Real estate,

▪	Mineral resources, and

▪	Fiber resources

     At the end of third quarter 2009, our real estate segment includes over 255,000 acres of land owned directly or through ventures located in nine states and twelve markets. Mineral resources include about 622,000 net acres of oil and gas mineral interests located principally in Texas, Louisiana, Alabama and Georgia. Mineral resources also include a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Fiber resources include the sale of wood fiber and management of our recreational leases.
REAL ESTATE

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Earnings	2009	2008	2009
($ in Millions)	$0.1	$1.7	$5.0
     Third quarter 2009 real estate segment earnings were negatively impacted by $4.7 million in impairment charges, principally associated with a condominium project located in Austin, Texas and two joint venture projects located in Tampa, Florida.
     During third quarter 2009 we received approximately $20.3 million from a special public improvement district as reimbursement for qualified infrastructure costs. These reimbursements were accounted for as a reduction in our investment basis.
     Second quarter 2009 real estate segment earnings were negatively impacted by a $4.1 million loss from equity in earnings of unconsolidated ventures, principally due to an impairment charge related to a venture investment in a project located near Atlanta, Georgia.
Sales Activity

	3rd Qtr. 2009		3rd Qtr. 2008
	Sales	Price	Sales	Price

Undeveloped Land*	5,313 acres	$2,100 / acre	1,774 acres	$4,800 / acre
Residential Lots*	168 lots	$52,700 / lot	149 lots	$62,200 / lot
Commercial Acres*	2 acres	$435,400 / acre	23 acres	$252,300 / acre

*	Includes venture activity
     During third quarter 2009, over 5,300 acres of undeveloped land were sold at an average sales price of over $2,100 per acre, including a single transaction of approximately 3,100 acres of rural undeveloped land.
     Residential sales activity for all wholly and partially-owned projects during third quarter 2009 included the sale of 168 lots at an average price of approximately $52,700 per lot. Third quarter 2009 average residential lot prices were negatively impacted by a higher mix of smaller residential lots principally associated with increased demand for entry-level homes from the federal housing tax credit program for first-time home buyers.
     During third quarter 2009, approximately two acres of commercial land were sold at an average sales price of $435,400 per acre in a real estate venture located near Austin, Texas.

Real Estate Pipeline
     At the end of third quarter 2009, our real estate segment includes over 255,000 acres of land owned directly or through ventures located in nine states and twelve markets.
3rd Qtr. 2009 Real Estate Pipeline

		In		Developed &
		Entitlement		Under
Real Estate	Undeveloped	Process	Entitled	Development	Total Acres*
Undeveloped Land
Owned	200,148				206,901
Ventures	6,753

Residential
Owned		26,928	7,929	675
Ventures		1,080	4,585	1,360	42,557

Commercial
Owned		3,502	1,056	520
Ventures			517	254	5,849

Total Acres	206,901	31,510	14,087	2,809	255,307

Estimated Residential Lots			25,676	3,957	29,633

*	Total acres excludes Forestar’s 58% ownership interest in the Ironstob, LLC venture which controls approximately 16,000 acres of undeveloped land
Entitlement Activity
     Including ventures, Forestar has 21 real estate projects representing over 31,500 acres in the entitlement process, and over 14,000 acres of entitled land, representing over 25,600 residential lots and almost 1,600 commercial acres.
Development Activity
     Forestar has over 2,800 acres developed and under development owned directly or through ventures. During third quarter 2009 the company invested $16.1 million in real estate development activity, compared with $25.6 million in third quarter 2008. “Excluding our contributions to the resort at Cibolo Canyons, third quarter 2009 investment in development was down about 80% compared with third quarter 2008,” added Mr. DeCosmo.
Investment in Real Estate Development

($ in millions)	3rd Qtr. 2009	3rd Qtr. 2008	Reduction
Investment in Development	$16.1	$25.6
Contribution to Resort at Cibolo Canyons	$(12.2)	$(6.0)

Net Investment in Development	$3.9	$19.6	(80%)

MINERAL RESOURCES

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Earnings	2009	2008	2009
($ in Millions)	$17.8	$8.2	$6.4
     Third quarter 2009 mineral resources segment earnings include approximately $15.8 million in lease bonus payments generated from leasing 10,795 net mineral acres to oil and gas companies for $1,465 per acre.
Mineral Activity*
Third Quarter 2009

	Revenues	Activity
Royalties	$2.6 million	Natural Gas Production (MMCF)	284.8
		Average Price / MCF	$3.35
		Oil Production (Barrels)	25,400
		Average Price / Barrel	$63.46

Other Lease Revenues	$16.2 million	Acres Leased	10,795
		Average Bonus / Acre	$1,465

Total Revenues	$18.8 million

*	Includes our share of venture activity
     Including ventures, our share of oil and gas production related to our royalty interests was about 25,400 barrels of oil and approximately 284.8 MMCF of natural gas during third quarter 2009. In addition, Forestar generated other lease revenues of $16.2 million principally related to leasing 10,795 net mineral acres for $15.8 million and receiving over $0.4 million in delay rental payments.
     Forestar’s mineral resources segment includes approximately 622,000 net mineral acres located in Texas, Louisiana, Alabama and Georgia.
Third Quarter 2009
Mineral Ownership 1

	Available		Held by
State	for Lease [2]	Leased	Production	Total [3]
Texas	116,000	109,000	19,000	244,000
Louisiana	104,000	10,000	7,000	121,000
Alabama	55,000	2,000	—	57,000
Georgia	200,000	—	—	200,000

	475,000	121,000	26,000	622,000

[1]	Includes ventures

[2]	Includes approximately 6,500 net acres subject to lease option.

[3]	Excludes approximately 249 net mineral acres located in Colorado

FIBER RESOURCES

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Earnings	2009	2008	2009
($ in Millions)	$2.1	$1.9	$3.3
Fiber Sales Activity
     During third quarter 2009 Forestar generated approximately $3.1 million in revenues from the sale of approximately 279,600 tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices.
Comments
     “During third quarter 2009 we continued to make significant progress in executing our near-term strategic initiatives, despite difficult market conditions. Since the announcement of our strategic initiatives, we have sold over 95,000 acres of timberland for almost $160 million, and reduced debt by $124 million or 35% since the end of first quarter 2009. We firmly believe the execution of our strategic initiatives will enhance shareholder value.”
     The Company will host a conference call on November 4, 2009 at 10:00 am EDT to discuss results of third quarter 2009. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-800-573-4842 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-224-4327. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 83753032.
About Forestar Group
     Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures over 255,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 21 real estate projects representing over 31,500 acres currently in the entitlement process, and 75 entitled, developed and under development projects in seven states and eleven markets encompassing over 16,000 acres, comprised of over 29,600 residential lots and over 2,300 commercial acres. The mineral resources segment manages about 622,000 net acres of oil and gas mineral interests. The fiber resources segment include the sale of wood fiber and management of our recreational leases. The company also has a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.38 million acres in Texas, Louisiana, Georgia and Alabama. Forestar’s address on the World Wide Web is www. forestargroup.com.

Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	Third Quarter		First Nine Months
	2009	2008	2009	2008
	(In thousands,		(In thousands,
	except per share)		except per share)
Revenues
Real estate	$22,921	$20,930	$70,155	$73,491
Mineral resources	18,828	9,539	31,767	40,193
Fiber resources	3,558	3,474	12,928	9,079

Total revenues	$45,307	$33,943	$114,850	$122,763

Segment earnings
Real estate	$92	$1,656	$5,641	$6,073
Mineral resources	17,850	8,182	29,033	37,934
Fiber resources	2,080	1,938	8,279	6,189

Total segment earnings	20,022	11,776	42,953	50,196
Items not allocated to segments
General and administrative (a)	(5,874)	(4,454)	(17,750)	(14,808)
Share-based compensation	(3,396)	(1,130)	(7,717)	(4,658)
Gain on sale of assets	24,833	—	104,047	—
Interest expense	(5,440)	(5,079)	(15,653)	(15,747)
Other non-operating income	287	79	382	233

Income before taxes	30,432	1,192	106,262	15,216
Income tax expense	(10,956)	(320)	(39,761)	(4,986)

Net income attributable to Forestar Group Inc.	$19,476	$872	$66,501	$10,230

Diluted earnings per share:
Net income	$0.54	$0.02	$1.85	$0.28

Average diluted shares outstanding	36.2	35.8	36.0	35.9

Supplemental Financial Information:

	Third Quarter
	2009	2008
	(In thousands)
Cash and cash equivalents	$43,542	$7,254

Borrowings under credit facility	$125,000	$218,000
Other debt (b)	99,966	96,586

Total debt	$224,966	$314,586

(a)	Third quarter 2009 general and administrative costs include approximately $1.8 million impairment charge associated with our interest in corporate aircraft contributed to us by Temple-Inland prior to spin-off. First nine months 2009, general and administrative costs also include approximately $3.2 million paid to outside advisors regarding an evaluation by our Board of Directors of an unsolicited shareholder proposal.

(b)	Consists principally of consolidated venture non-recourse debt.

Information about our real estate projects and our ventures for third quarter-end 2009 follows:

	Third Quarter
	2009	2008
Owned & Consolidated Ventures:
Entitled, developed and under development projects
Number of projects	54	56
Residential lots remaining	20,467	20,623
Commercial acres remaining	1,702	1,589
Undeveloped land and land in entitlement process
Number of projects	19	24
Acres in entitlement process	30,430	32,680
Acres undeveloped (a)	201,384	311,597
Ventures accounted for using the equity method:
Ventures’ lot sales (first nine months)
Lots sold	126	205
Revenue per lot sold	$65,165	$55,942
Ventures’ entitled, developed, and under development projects
Number of projects	21	21
Residential lots remaining	9,166	9,346
Commercial acres sold (first nine months)	4	39
Revenue per acre sold	$196,996	$285,681
Commercial acres remaining	645	666
Ventures’ undeveloped land and land in entitlement process
Number of projects	2	2
Acres in entitlement process	1,080	1,080
Acres sold (first nine months)	1	486
Revenue per acre sold	$10,000	$6,306
Acres undeveloped	5,517	5,641

(a)	Includes 74,000 acres classified as assets held for sale.

A summary of projects in the entitlement process(a) at third quarter-end 2009 follows:

		Project
Project	County	Acres(b)
California

Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia

Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,950
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Jackson Park	Jackson	700
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Entrada(c)	Travis	240
Woodlake Village(c)	Montgomery	840

Total		31,510

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

A summary of activity within our entitled,(a) developed and under development projects at third quarter-end 2009 follows:

			Residential Lots (c)		Commercial Acres (d)
			Lots Sold		Acres Sold
		Interest	Since	Lots	Since	Acres
Project	County	Owned (b)	Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra Costa/Sacramento	100%	—	—	—	288
Colorado
Buffalo Highlands	Weld	100%	—	164	—	—
Johnstown Farms	Weld	100%	115	493	2	8
Pinery West	Douglas	100%	—	—	—	115
Stonebraker	Weld	100%	—	603	—	13
Westlake Highlands	Jefferson	100%	—	21	—	—

Texas
Arrowhead Ranch	Hays	100%	—	232	—	6
Caruth Lakes	Rockwall	100%	265	384	—	—
Cibolo Canyons	Bexar	100%	580	1,167	64	81
Harbor Lakes	Hood	100%	199	250	—	14
Harbor Mist	Calhoun	100%	—	200	—	—
Hunter’s Crossing	Bastrop	100%	322	169	38	68
La Conterra	Williamson	100%	53	456	—	60
Maxwell Creek	Collin	100%	665	346	10	—
Oak Creek Estates	Comal	100%	25	623	13	—
The Colony	Bastrop	100%	409	2,240	22	49
The Gables at North Hill	Collin	100%	195	88	—	—
The Preserve at Pecan Creek	Denton	100%	231	587	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	179	16
Westside at Buttercup Creek	Williamson	100%	1,288	233	66	—
Other projects (7)	Various	100%	1,548	20	197	23

Georgia
Towne West	Bartow	100%	—	2,674	—	121
Other projects (14)	Various	100%	—	3,054	—	705
Missouri and Utah
Other projects (2)	Various	100%	429	335	—	—

			6,324	14,339	591	1,576

Projects in entities we consolidate

Texas
City Park	Harris	75%	1,099	212	50	105
Lantana	Denton	55% (e)	468	1,828	—	—
Light Farms	Collin	65%	—	2,517	—	—
Stoney Creek	Dallas	90%	68	686	—	—
Timber Creek	Collin	88%	—	614	—	—
Other projects (5)	Various	Various	936	271	26	21

			2,571	6,128	76	126

Total owned and consolidated			8,895	20,467	667	1,702
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%	634	446	26	—
The Georgian	Paulding	38%	288	1,097	—	—
Other projects (5)	Various	Various	1,845	249	3	—

Texas
Bar C Ranch	Tarrant	50%	176	1,023	—	—
Fannin Farms West	Tarrant	50%	279	101	—	15
Lantana	Denton	Various (e)	1,436	34	14	75
Long Meadow Farms	Fort Bend	19%	606	1,500	72	138
Southern Trails	Brazoria	40%	364	663	—	—
Stonewall Estates	Bexar	25%	212	169	—	—
Summer Creek Ranch	Tarrant	50%	796	1,772	—	363
Summer Lakes	Fort Bend	50%	325	798	56	—
Village Park	Collin	50%	339	221	3	2
Waterford Park	Fort Bend	50%	—	493	—	37
Other projects (2)	Various	Various	296	228	—	15
Florida
Other projects (3)	Various	Various	473	372	—	—

Total in ventures			8,069	9,166	174	645

Combined Total			16,964	29,633	841	2,347

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest. Lots remaining represent vacant developed lots, lots under development and future planned lots.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 15 partnerships in which our voting interests range from 25% to 55%. We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.
A summary of our commercial operating properties, commercial projects and condominium projects at third quarter-end 2009 follows:

			Interest
Project	County	Market	Owned (a)	Type	Description
Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Presidio at Judge’s Hill	Travis	Austin	60%	Condominium	45 units
Las Brisas	Williamson	Austin	49%	Multi-Family	414 unit luxury apartment
Harbor Lakes Golf Club	Hood	Dallas/Fort Worth	100%	Golf Club	18-hole golf course and club
Gulf Coast Apartments	Various	Various	2%	Multi-Family	9 apartment communities

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.